Exhibit 99.1

                 ADVO Reports Second Quarter Results

    WINDSOR, Conn.--(BUSINESS WIRE)--April 25, 2006--ADVO, Inc. (NYSE:
AD) today reported that revenue for its second fiscal quarter ended March 25, 2006 was $354.8 million versus $338.8 million in the prior year quarter and diluted E.P.S. was $0.17 versus $0.33 in the prior year quarter. These results are consistent with the estimates provided by the Company on April 17. The Company's second quarter fiscal 2005 E.P.S. did not include incremental expenses of $0.02 for the expensing of stock options as the result of the adoption of FAS123(R) in fiscal 2006.
    The Company's shared advertising packages grew 3.3% to 1.07 billion. Pieces per package increased 2.7% to 8.4. Total shared advertising piece volumes grew 6.0% to 8.96 billion. Revenue per piece declined 3.7% due to declines in ShopWise(R) wrap revenue and continued circular lightweighting in the grocery sector.
    Distribution expense as a percent of revenue increased 2.1 percentage points, print and paper expense and other operations expense each improved 0.1 percentage points, resulting in a decrease in gross margin as a percentage of revenue of 1.9 percentage points. SG&A for the second quarter increased $5.1 million, or 8.5%, driven by planned expenses related to the Company's new order entry system, incentive compensation expense, and the change in accounting rules related to stock option expense.
    Separately, the Company today announced two corporate actions aligned with driving profitable growth: 1) the consolidation and closure of its Memphis production facility and 2) the outsourcing of its graphics print production services.
    Specifically, as a result of continued improvements in its production capabilities, the Company will absorb work currently handled in Memphis into four other facilities. In addition, the Company will be sourcing its graphics print production work to an outside supplier who specializes in providing these services. This change will result in significant annual cost savings for ADVO, and will improve the turnaround time to fulfill client orders. In total, these actions will result in savings of $7 million annually, with savings from the Memphis facility beginning in September-October, 2006 and the majority of the savings from graphics print beginning in the October, 2006-January, 2007 time-frame. The Company expects to incur charges primarily related to severance totaling approximately $4 million over the next three fiscal quarters beginning in the third quarter of fiscal 2006.
    The combination of these two initiatives, and the new Southern California joint distribution agreement the Company announced on April 17, will yield savings of approximately $18-$20 million on an annual basis.
    Scott Harding, ADVO's Chief Executive Officer, stated, "Our advertising piece volumes this quarter reflect the continuing gains in market share we are generating in a highly competitive media market. Even so, as we discussed last week, we are disappointed with our zone product performance and our earnings results, and are committed to driving more consistent, profitable growth in the future."
    Mr. Harding went on to say, "Consistent with this goal, we continue to take aggressive actions to strengthen our business. We have a strategic effort under way to market our ShopWise(R) wrap to more clients and categories. Our new joint distribution agreement in Southern California will accelerate our financial progress in this key growth market and benefit our clients with a shared advertising package richer in content and consumer relevance. Over the last several months we have examined our processes and identified that the consolidation of our Memphis production facility will enable us to better leverage our current investments in technology, equipment and real estate. And, the outsourcing of our graphics print production activities will net significant savings at the same time it dramatically improves cycle times for our clients."
    The Company will hold an analyst conference call to discuss its second quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-818-5264, and the replay number is 1-888-203-1112 (access code #3314486). The replay will be available until midnight May 16, 2006. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.


Key Statistics - Year-to-date Fiscal 2006 Results and
 Growth vs. Year-to-date Fiscal 2005
------------------------------------------------------

                                     1Q06         2Q06        YTD06
                                  -----------  -----------  ----------

Advertising Packages (millions)      1,041.0      1,072.6     2,113.6
Advertising Package Growth             -0.5%         3.3%        1.4%

Pieces per Package                      8.35         8.36        8.35
Pieces per Package Growth               5.6%         2.7%        4.1%

Advertising Pieces (millions)        8,689.8      8,962.7    17,652.5
Advertising Piece Growth                5.1%         6.0%        5.6%

Revenue per Thousand Pieces           $38.12       $35.62      $36.85
Revenue per Thousand Piece Growth      -2.4%        -3.7%       -3.1%

% Underweight                          20.7%        23.5%       22.2%
Percentage Point Improvement           2.1pp       -0.1pp       0.9pp



Diluted Earnings per Share: Reconciliation of
The Pro Forma Impact of the Adoption of FAS123(R)*

                                                  Three Months Ended
                                                ----------------------
                                                March 25,   March 26,
                                                   2006        2005
                                                ----------  ----------
Diluted Earnings per share - As Reported            $0.17       $0.33
Pro Forma FAS123(R) expense                            --        0.02
                                                ----------  ----------
Diluted Earnings per share - Pro Forma              $0.17       $0.31
                                                ==========  ==========


    * This pro forma financial measure reconciliation is provided because the 2Q06 as reported E.P.S. includes incremental expenses the Company incurred as a result of the adoption of new accounting rules related to FAS123(R), and management believes that reconciling E.P.S. in this manner facilitates comparisons to prior period results.

    This report contains certain forward looking statements regarding the Company's results of operations and financial position within the meaning of Sections 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those in the forward looking statements. The Company's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers' promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect the Company's revenue and profit results. The Company's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and the Company's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of the Company's business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; and other general economic factors.

    ADVO is the nation's leading direct mail media company, with annual revenues of nearly $1.4 billion. Serving 17,000 national, regional and local retailers, the company reaches 114 million households, more than 90% of the nation's homes, with its ShopWise(R) shared mail advertising.
    The company's industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond.
    Demonstrating ADVO's effectiveness as a print medium, the company's "Have You Seen Me? (R)" missing child card, distributed with each ShopWise(R) package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 141 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.
    ADVO employs 3,700 people at its 24 mail processing facilities, 33 sales offices and headquarters in Windsor, CT. The company can be visited online at www.ADVO.com.


                              ADVO, Inc.
                         Results of Operations
         Three and Six Months Ended March 25, 2006 (Unaudited)
                 (In thousands, except per share data)


                            Three months ended     Six months ended
                           --------------------- ---------------------
                            March 25,  March 26,  March 25,  March 26,
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Revenues                   $ 354,781  $ 338,763  $ 713,006  $ 688,816

Cost of sales                279,833    260,673    556,181    529,398

Selling, general and
 administrative               64,685     59,628    125,914    126,810
                           ---------- ---------- ---------- ----------

Operating income              10,263     18,462     30,911     32,608

Interest expense              (2,080)    (1,694)    (4,066)    (3,240)
Equity earnings in joint
 ventures                        738        417      1,565      1,073
Other income (expense),
 net                              49       (125)        88       (280)
                           ---------- ---------- ---------- ----------
Income before income
 taxes                         8,970     17,060     28,498     30,161

Provision for income
 taxes                         3,472      6,610     11,029     11,621
                           ---------- ---------- ---------- ----------

Net income                 $   5,498  $  10,450  $  17,469  $  18,540
                           ========== ========== ========== ==========


Basic earnings per share   $    0.18  $    0.34  $    0.56  $    0.60
                           ========== ========== ========== ==========
Diluted earnings per
 share                     $    0.17  $    0.33  $    0.55  $    0.59
                           ========== ========== ========== ==========


Dividends declared per
 share                     $    0.11  $    0.11  $    0.22  $    0.22
                           ========== ========== ========== ==========


Weighted average basic
 shares                       31,361     30,985     31,305     30,857
Weighted average diluted
 shares                       31,587     31,448     31,505     31,291




                              ADVO, Inc.
                      Consolidated Balance Sheets
                   (In thousands, except share data)

                                             March 25,   September 24,
                                                2006         2005
                                           ------------- -------------
ASSETS                                      (Unaudited)
Current assets:
     Cash and cash equivalents             $     37,864   $    46,238
     Accounts receivable, net                   185,010       162,542
     Inventories                                  2,447         2,500
     Prepaid postage                                211        10,747
     Prepaid expenses and other current
      assets                                      5,513         6,360
     Federal income taxes receivable                 --         2,884
     Deferred income taxes                       12,873        10,996
                                           ------------- -------------
        Total current assets                    243,918       242,267

Property, plant and equipment                   440,295       420,738
Less accumulated depreciation and
 amortization                                  (244,499)     (226,735)
                                           ------------- -------------
   Net property, plant and equipment            195,796       194,003

Investment in deferred compensation plan         16,248        15,134
Goodwill                                         22,829        22,824
Other assets                                      3,935         4,502
                                           ------------- -------------
TOTAL ASSETS                               $    482,726   $   478,730
                                           ============= =============

LIABILITIES
Current liabilities:
    Accounts payable                             31,869        55,276
    Accrued compensation and benefits            25,964        27,919
    Customer advances                            15,505         7,302
    Federal and state income taxes payable        1,823           325
    Other current liabilities                    23,829        25,468
                                           ------------- -------------
        Total current liabilities                98,990       116,290

Long-term debt                                  123,905       124,867
Deferred income taxes                            28,775        29,641
Deferred compensation plan                       17,350        16,172
Other liabilities                                11,758         6,475


STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value
    (Authorized 5,000,000 shares, none
     issued)                                        ---           ---
Common stock, $.01 par value (Authorized
    80,000,000 shares, issued 32,025,736
    and 31,719,419 shares, respectively)            320           317
Additional paid-in capital                      183,273       180,510
Unamortized deferred compensation                    --        (3,846)
Accumulated earnings                             27,724        17,182
Less shares of common stock held in
 treasury at cost                                (8,847)       (8,124)
Less shares of common stock held in
 deferred compensation trust                     (1,101)       (1,038)
Accumulated other comprehensive income              579           284
                                           ------------- -------------
     Total stockholders' equity                 201,948       185,285
                                           ------------- -------------

TOTAL LIABILITIES & STOCKHOLDERS'
          EQUITY                           $    482,726   $   478,730
                                           ============= =============





                              ADVO, Inc.
           Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                                  Six Months Ended
                                               -----------------------
                                                March 25,   March 26,
                                                   2006        2005
                                               ----------- -----------
Cash flows from operating activities:
  Net income                                   $   17,469  $   18,540
Adjustments to reconcile net income to net
 cash flows provided by operating activities:
  Depreciation                                     20,382      19,039
  Stock-based compensation                          3,837       1,313
  Amortization of debt issue costs                    277         277
  Deferred income taxes                            (2,928)      1,225
  Provision for bad debts                           3,278       3,633
  Equity earnings from joint ventures              (1,565)     (1,073)
  Other                                                18         149
Change in operating assets and liabilities,
 net of effects of acquisitions:
  Accounts receivable                             (25,739)    (12,811)
  Inventories                                          54        (371)
  Prepaid postage                                  10,536        (830)
  Prepaid expenses and other current assets           847         518
  Investment in deferred compensation plan            181        (306)
  Other assets                                        345       2,641
  Accounts payable                                (23,410)     (6,015)
  Accrued compensation and benefits                (1,957)     (2,399)
  Deferred compensation plan                         (181)        306
  Customer advances                                 8,203         187
  Federal and state income taxes payable            4,252        (136)
  Other liabilities                                 3,172        (446)
  Distributions from equity joint ventures          1,510       1,157
                                               ----------- -----------
Net cash provided by operating activities          18,581      24,598


Cash flows from investing activities:
  Expenditures for property, plant and
   equipment                                      (22,567)    (20,293)
  Proceeds from disposals of property, plant
   and equipment                                      375          81
                                               ----------- -----------
Net cash used by investing activities             (22,192)    (20,212)


Cash flows from financing activities:
  Proceeds from exercise of stock options           2,426       9,272
  Tax benefit from stock transactions                 479         ---
  Treasury stock transactions related to
   stock awards                                      (722)     (1,382)
  Cash dividends paid                              (6,950)     (6,802)
                                               ----------- -----------
Net cash (used) provided by financing
 activities                                        (4,767)      1,088

Effect of exchange rate changes on cash and
 cash equivalents                                       4          55

Change in cash and cash equivalents                (8,374)      5,529

Cash and cash equivalents at beginning of
 period                                            46,238      30,284
                                               ----------- -----------

Cash and cash equivalents at end of period     $   37,864  $   35,813
                                               =========== ===========

    CONTACT: ADVO, Inc.
             Investors:
             Chris Hutter, 860-285-6424
             or
             Media:
             Pam Kueber, 860-298-5797